Exhibit 99.1

SPX FLOW DELIVERS 5% ORGANIC REVENUE GROWTH, 100 POINTS OF SEGMENT MARGIN EXPANSION AND DOUBLE-DIGIT EARNINGS GROWTH IN FIRST QUARTER 2019

●	Earnings Per Share of $0.46 and Adjusted Earnings Per Share* of $0.44, up 22% Year-Over-Year

●	Net Income of $20 Million and EBITDA* of $55 Million, Each up 25% Year-Over-Year

●	Seventh Consecutive Quarter of Year-Over-Year Adjusted EBITDA* Margin Expansion

●	Q1 Orders of $459 Million Reflect Slow Start to Year; Anticipating Sequential Order Improvement

●	Reaffirmed 2019 Adjusted Guidance
____________________________________________________________________________________
CHARLOTTE, NC - May 2, 2019 - SPX FLOW, Inc. (NYSE:FLOW) a leading provider of process solutions and flow control technologies, today reported results for the quarter ended March 30, 2019 and reaffirmed its previously announced 2019 full year adjusted guidance.
“Over the past few years we have made great progress on our journey to transform SPX FLOW into a high performing operating enterprise and I’m proud of our teams across the enterprise for their efforts on this front. Our global team is committed to establishing a winning culture and aligned to the key initiatives we are emphasizing to drive a higher quality of revenue and a world class customer experience. Our first quarter results exceeded our guidance on strong operating performance and reflect continued progress on our journey as we delivered 25% growth in EBITDA, 70 points of operating margin expansion and 5% organic revenue growth,” said Marc Michael, President and CEO.
“On the order front, we experienced a slow start to the year, particularly for orders tied to customer capital spending decisions. Encouragingly, we saw a pick-up in orders across the majority of our business during March and quoting activity is healthy to start the second quarter. Importantly, we continue to execute our product line strategy to drive a higher quality of revenue, expand gross margins and remain disciplined and selective on large orders. As a result, the quality of our backlog continues to improve. The underlying composition of our Q1 2019 orders reflects this dynamic as 50% of total orders were in our aggressive growth product lines, in-line with our expectations. Sequentially, orders in our aggressive growth category grew 3% with good momentum exiting the quarter,” said Michael.
Michael concluded, “For the full year, we reaffirmed our guidance for adjusted EPS in the range of $2.40 to $2.75, adjusted EBITDA between $245 and $265 million and free cash flow between $105 and $125 million. I am pleased with our operational performance in the first quarter and I would like to thank all of our employees around the globe who contributed to the positive results. We remain committed to delivering an enhanced customer experience, improved financial performance and an increased shareholder value.”

First Quarter 2019 Consolidated Results

$ millions; except per share data	Q1 2019	Q1 2018	Variance	Organic Variance
Backlog	$917.4	$1,050.8	(12.7)%	(6.7)%
Orders	459.4	509.0	(9.7)%	(5.5)%
Revenues(1)	491.1	490.3	0.2%	4.6%
Operating income	36.8	33.2	10.8%
Margin %	7.5%	6.8%	70bps
Net income	19.5	15.5	25.8%
EPS	$0.46	$0.36	27.8%

EBITDA*	$54.7	$43.9	24.6%
Operating Cash Flow	21.8	15.6
Free Cash Flow*	14.9	10.4
Note: The commentary below is compared to the prior year period.

•
Backlog decreased (6.7)% organically, with the decrease primarily due to a reduction in dry dairy systems projects in the Food and Beverage segment, consistent with the company's focus to reduce its exposure to large projects in that market. To a lesser extent, backlog declined organically in the Power and Energy segment due to timing of OE orders for pumps. Partially offsetting these declines was an organic increase in Industrial backlog.

•
Orders declined (5.5)% organically, primarily due to a reduction in OE and aftermarket orders for valves and pumps in the Power and Energy segment and, to a lesser extent, a reduction in components, aftermarket and systems orders in the Food and Beverage segment. Partially offsetting these declines was an organic increase in orders in the Industrial segment for mixers, heat exchangers and hydraulic tools.

•
Revenues grew 4.6% organically, primarily driven by an increase in systems and component revenue in the Food and Beverage segment and, to a slightly lesser extent, increased shipments of mixers, dehydration equipment and hydraulic tools in the Industrial segment. Organically, aftermarket revenues grew modestly on a consolidated basis.

•
Operating income was $36.8 million, or 7.5% of revenues, an increase of $3.6 million, or 70 points. The increase in income and margin was primarily driven by the organic revenue growth described above. Additionally, the company recorded $5.0 million of restructuring charges, as compared to $2.6 million in the prior-year period.

•
Other income (expense) was $4.7 million as compared to $(4.6) million in the prior year period driven by a gain recorded for the mark-to-market adjustment of an equity security and a decrease in foreign currency losses.

•	Diluted earnings per share were $0.46, up 28% from the prior year and included:

◦	A net charge of $(0.07) per share related to strategic restructuring actions within the Food and Beverage segment.

◦	A charge of $(0.01) per share related to professional fees associated with the strategic portfolio action to divest its Power and Energy business.

◦	A benefit of $0.10 per share related to a mark-to-market adjustment of an equity investment.

•	Excluding the items mentioned above, adjusted earnings per share* were $0.44 per share.

•	EBITDA* increased by $10.8 million, or 24.6%, to $54.7 million primarily driven by the increases in other income and operating income noted above.

•	Free cash flow* generation was $14.9 million and included $6.9 million of capital expenditures and $0.4 million of restructuring payments.

First Quarter 2019 Results by Segment
Food and Beverage

$ millions	Q1 2019	Q1 2018	Variance	Organic Variance
Backlog	$290.0	$390.6	(25.8)%	(18.5)%
Orders	153.1	171.2	(10.6)%	(5.9)%
Revenues(1)	172.5	166.5	3.6%	8.5%
Income	18.5	17.9	3.4%
As a percent of revenues	10.7%	10.8%	-10bps
Note: The commentary below is compared to the prior year period.

•
Backlog decreased (18.5)% organically, driven primarily by a decrease in orders for dry dairy systems projects, consistent with the company's strategy to limit its exposure to large projects in that market and, to a lesser extent, a reduction of component backlog.

•	Orders declined (5.9)% organically, primarily due to a reduction of component orders in the North American market and, to a lesser extent, a reduction of aftermarket and systems orders.

•	Revenues grew 8.5% organically, primarily driven by execution of a few larger dry dairy systems projects that were booked in 2017 and, to a lesser extent, growth in component revenue.

•	The increase in segment income and modest decline in margin was primarily driven by the mix of the revenue growth noted above.
Power and Energy

$ millions	Q1 2019	Q1 2018	Variance	Organic Variance
Backlog	$395.0	$428.4	(7.8)%	(2.7)%
Orders	116.7	144.4	(19.2)%	(15.6)%
Revenues(1)	136.3	144.7	(5.8)%	(2.1)%
Income	9.8	12.2	(19.7)%
As a percent of revenues	7.2%	8.4%	-120bps
Note: The commentary below is compared to the prior year period.

•	Backlog decreased (2.7)% organically, due primarily to a reduction of backlog for pumps, and partially offset by an increased backlog for pipeline valves.

•	Orders decreased (15.6)% organically, due primarily to the timing of OE pump and valve orders and, to a lesser extent, a reduction of aftermarket orders.

•	Revenues decreased (2.1)% organically, due primarily to a reduction of OE shipments and, to a lesser extent, a reduced amount of aftermarket revenue.

•	The decrease in segment income and margin was due primarily to the reduction of revenue mentioned above.

Industrial

$ millions	Q1 2019	Q1 2018	Variance	Organic Variance
Backlog	$232.4	$231.8	0.3%	5.7%
Orders	189.6	193.4	(2.0)%	2.4%
Revenues(1)	182.3	179.1	1.8%	6.4%
Income	27.1	20.5	32.2%
As a percent of revenues	14.9%	11.4%	350bps
Note: The commentary below is compared to the prior year period.

•
Backlog increased 5.7% organically, with the growth concentrated in the mixer, hydraulic tools and heat exchanger product lines. Partially offsetting this growth was a reduction in backlog for dehydration equipment.

•
Orders grew 2.4% organically, led by double-digit growth in the mixer and heat exchanger product lines and mid single-digit growth in hydraulic tools. Partially offsetting this growth was a decline in orders for pumps.

•	Revenues grew 6.4% organically, driven by increased shipments of mixers, dehydration equipment and hydraulic tools. Partially offsetting this growth was a decline in revenue for pumps.

•	The segment income growth and margin expansion was driven primarily by the organic growth described above, as well as, non-repeating repair costs.

OTHER ITEMS
Form 10-Q: The company expects to file its quarterly report on Form 10-Q for the quarter ended March 30, 2019 with the Securities and Exchange Commission on May 2, 2019. This news release should be read in conjunction with that filing, which will be available on the company’s website at www.spxflow.com, in the Investor Relations section.
Strategic Announcement: The company announced on May 2, 2019 that its Board of Directors has initiated the process to divest a substantial portion of its Power and Energy segment. The company's Board has not set a timetable for the conclusion of this process nor has it made any decision related to any transaction at this time. More details can be found within a separate press release on the company's website at www.spxflow.com.
About SPX FLOW, Inc.: Based in Charlotte, North Carolina, SPX FLOW, Inc. (NYSE: FLOW) innovates with customers to help feed and enhance the world by designing, delivering and servicing high value solutions at the heart of growing and sustaining our diverse communities. The company's product offering is concentrated in rotating, actuating and hydraulic technologies, as well as automated process systems, into food and beverage, industrial and power and energy markets. SPX FLOW has approximately $2 billion in annual revenues with operations in more than 30 countries and sales in more than 150 countries. To learn more about SPX FLOW, please visit www.spxflow.com.
*Non-GAAP measure. See attached schedules for reconciliation from most comparable GAAP measure. Management believes these Non-GAAP metrics are commonly used financial measures for investors to evaluate our operating performance for the periods presented, and when read in conjunction with our condensed consolidated financial statements, present a useful tool to evaluate our ongoing operations and provide investors with metrics they can use to evaluate our management of the business from period to period. In addition, these are some of the factors we use in internal evaluations of the overall performance of our business.
Management acknowledges that there are many items that impact a company’s reported results and the adjustments reflected in these Non-GAAP measures are not intended to present all items that may have impacted these results. In addition, these Non-GAAP measures are not necessarily comparable to similarly-titled measures used by other companies.

(1)	Organic revenue growth (decline) is calculated on a constant currency basis.
Note: Net leverage is as defined by the company’s credit facility.
Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Exchange Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. Please read these results in conjunction with the company’s documents filed with the Securities and

Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2018. These filings identify important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements. Actual results may differ materially from these statements. The words “expect,” “anticipate,” “plan,” “target,” “project,” “believe” and similar expressions identify forward-looking statements. Although the company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. These statements are only predictions. Actual events or results may differ materially because of market conditions or other factors, and forward-looking statements should not be relied upon as a prediction of actual results. All the forward-looking statements in this press release are qualified in their entirety by reference to the factors discussed under the heading “Risk Factors” in the 2018 Form 10-K and in any other documents filed by the company with the Securities and Exchange Commission that describe risks and factors that could cause results to differ materially from those projected in these forward-looking statements. These risk factors may not be exhaustive. Further, the company operates in a continually changing business environment and cannot predict new risk factors that may arise as a result of these changes. In addition, estimates of future operating results are based on the company’s current complement of businesses, which is subject to change. Statements in this press release speak only as of the date of this press release, and SPX FLOW disclaims any responsibility to update or revise such statements.
Investor Contact:
Stewart Honeycutt, Investor Relations Manager
704-752-4472
investor@spxflow.com

Media Contact:
Barrett Brown, Communications Manager
704-752-4662
communications@spxflow.com

SPX FLOW, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in millions, except per share amounts)

	Three months ended
	March 30, 2019	March 31, 2018
Revenues	$491.1	$490.3
Cost of products sold	336.6	334.6
Gross profit	154.5	155.7
Selling, general and administrative	108.9	115.5
Intangible amortization	3.8	4.4
Restructuring and other related charges	5.0	2.6
Operating income	36.8	33.2

Other income (expense), net	4.7	(4.6)
Interest expense, net	(10.7)	(12.5)
Income before income taxes	30.8	16.1
Income tax provision	(10.7)	(0.8)
Net income	20.1	15.3
Less: Net income (loss) attributable to noncontrolling interests	0.6	(0.2)
Net income attributable to SPX FLOW, Inc.	$19.5	$15.5

Basic income per share of common stock	$0.46	$0.37
Diluted income per share of common stock	$0.46	$0.36

Weighted average number of common shares outstanding - basic	42.452	41.978
Weighted average number of common shares outstanding - diluted	42.577	42.530

SPX FLOW, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; in millions)

	March 30, 2019	December 31, 2018
ASSETS
Current assets:
Cash and equivalents	$202.2	$213.3
Accounts receivable, net	377.3	375.7
Contract assets	69.2	69.3
Inventories, net	314.6	304.8
Other current assets	39.1	44.3
Total current assets	1,002.4	1,007.4
Property, plant and equipment:
Land	34.4	34.2
Buildings and leasehold improvements	226.5	232.1
Machinery and equipment	471.5	463.3
	732.4	729.6
Accumulated depreciation	(404.1)	(394.1)
Property, plant and equipment, net	328.3	335.5
Goodwill	744.1	744.3
Intangibles, net	311.1	312.3
Other assets	221.9	152.3
TOTAL ASSETS	$2,607.8	$2,551.8

LIABILITIES, MEZZANINE EQUITY AND EQUITY
Current liabilities:
Accounts payable	$208.3	$203.7
Contract liabilities	169.5	174.9
Accrued expenses	202.7	195.3
Income taxes payable	31.7	28.2
Short-term debt	24.0	26.0
Current maturities of long-term debt	20.6	21.2
Total current liabilities	656.8	649.3
Long-term debt	711.7	722.1
Deferred and other income taxes	88.3	83.6
Other long-term liabilities	165.7	112.2
Total long-term liabilities	965.7	917.9
Mezzanine equity	21.2	21.5
Equity:
SPX FLOW, Inc. shareholders’ equity:
Common stock	0.4	0.4
Paid-in capital	1,665.8	1,662.6
Accumulated deficit	(254.6)	(265.6)
Accumulated other comprehensive loss	(439.4)	(430.7)
Common stock in treasury	(19.0)	(13.9)
Total SPX FLOW, Inc. shareholders' equity	953.2	952.8
Noncontrolling interests	10.9	10.3
Total equity	964.1	963.1
TOTAL LIABILITIES, MEZZANINE EQUITY AND EQUITY	$2,607.8	$2,551.8

SPX FLOW, INC. AND SUBSIDIARIES
RESULTS OF REPORTABLE SEGMENTS
(Unaudited; in millions)

	As of and for the three months ended
	March 30, 2019	March 31, 2018	Δ	%/bps
Food and Beverage
Backlog	$290.0	$390.6	$(100.6)	(25.8)%
Orders	153.1	171.2	(18.1)	(10.6)%
Revenues	172.5	166.5	6.0	3.6%
Gross profit	51.6	54.9	(3.3)
as a percent of revenues	29.9%	33.0%		(310)bps
Selling, general and administrative expense	31.6	35.1	(3.5)
as a percent of revenues	18.3%	21.1%		(280)bps
Intangible amortization expense	1.5	1.9	(0.4)
Income	$18.5	$17.9	$0.6	3.4%
as a percent of revenues	10.7%	10.8%		(10)bps

Power and Energy
Backlog	$395.0	$428.4	$(33.4)	(7.8)%
Orders	116.7	144.4	(27.7)	(19.2)%
Revenues	136.3	144.7	(8.4)	(5.8)%
Gross profit	39.3	44.0	(4.7)
as a percent of revenues	28.8%	30.4%		(160)bps
Selling, general and administrative expense	28.4	30.6	(2.2)
as a percent of revenues	20.8%	21.1%		(30)bps
Intangible amortization expense	1.1	1.2	(0.1)
Income	$9.8	$12.2	$(2.4)	(19.7)%
as a percent of revenues	7.2%	8.4%		(120)bps

Industrial
Backlog	$232.4	$231.8	$0.6	0.3%
Orders	189.6	193.4	(3.8)	(2.0)%
Revenues	182.3	179.1	3.2	1.8%
Gross profit	63.6	56.8	6.8
as a percent of revenues	34.9%	31.7%		320bps
Selling, general and administrative expense	35.3	35.0	0.3
as a percent of revenue	19.4%	19.5%		(10)bps
Intangible amortization expense	1.2	1.3	(0.1)
Income	$27.1	$20.5	$6.6	32.2%
as a percent of revenues	14.9%	11.4%		350bps

Consolidated Backlog	$917.4	$1,050.8	$(133.4)	(12.7)%
Consolidated Orders	459.4	509.0	(49.6)	(9.7)%
Consolidated Revenues	491.1	490.3	0.8	0.2%
Consolidated Segment Income	55.4	50.6	4.8	9.5%
as a percent of revenues	11.3%	10.3%		100bps

Total income for reportable segments	$55.4	$50.6	$4.8
Corporate expense	13.3	14.4	(1.1)
Pension and postretirement service costs	0.3	0.4	(0.1)
Restructuring and other related charges	5.0	2.6	2.4
Consolidated Operating Income	$36.8	$33.2	$3.6	10.8%
as a percent of revenues	7.5%	6.8%		70bps

SPX FLOW, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)

	Three months ended
	March 30, 2019	March 31, 2018
Cash flows from operating activities:
Net income	$20.1	$15.3
Adjustments to reconcile net income to net cash from operating activities:
Restructuring and other related charges	5.0	2.6
Deferred income taxes	4.4	3.5
Depreciation and amortization	13.8	15.1
Stock-based compensation	3.2	5.1
Pension and other employee benefits	0.5	3.1
Loss on asset sales and other, net	0.1	—
Gain from investment in equity security	(6.2)	—
Changes in operating assets and liabilities:
Accounts receivable and other assets	10.5	14.1
Contract assets and liabilities, net	(5.6)	10.6
Inventories	(9.4)	(21.9)
Accounts payable, accrued expenses and other	(14.2)	(28.1)
Cash spending on restructuring actions	(0.4)	(3.8)
Net cash from operating activities	21.8	15.6
Cash flows used in investing activities:
Net cash used in investing activities - capital expenditures	(6.9)	(5.2)
Cash flows used in financing activities:
Borrowings under senior credit facilities	22.0	19.5
Repayments of senior credit facilities	(27.0)	(54.5)
Borrowings under trade receivables financing arrangement	42.0	28.0
Repayments of trade receivables financing arrangement	(42.0)	(23.0)
Repayments of other financing arrangements	(2.1)	(3.1)
Minimum withholdings paid on behalf of employees for net share settlements, net	(5.1)	(4.0)
Dividends paid to noncontrolling interests in subsidiary	—	(1.0)
Net cash used in financing activities	(12.2)	(38.1)
Change in cash, cash equivalents and restricted cash due to changes in foreign currency exchange rates	(13.8)	7.9
Net change in cash, cash equivalents and restricted cash	(11.1)	(19.8)
Consolidated cash, cash equivalents and restricted cash, beginning of period	214.3	264.9
Consolidated cash, cash equivalents and restricted cash, end of period	$203.2	$245.1

SPX FLOW, INC. AND SUBSIDIARIES
ORGANIC REVENUE RECONCILIATION
(Unaudited)

	Three months ended March 30, 2019
	Net Revenue Growth (Decline)	Foreign Currency	Organic Revenue Growth (Decline)
Food and Beverage	3.6%	(4.9)%	8.5%
Power and Energy	(5.8)%	(3.7)%	(2.1)%
Industrial	1.8%	(4.6)%	6.4%
Consolidated	0.2%	(4.4)%	4.6%

SPX FLOW, INC. AND SUBSIDIARIES
CASH, DEBT AND NET DEBT RECONCILIATION
(Unaudited; in millions)

	Three months ended
	March 30, 2019
Beginning cash, cash equivalents and restricted cash	$214.3

Net cash from operating activities	21.8
Capital expenditures	(6.9)
Borrowings under senior credit facilities	22.0
Repayments of senior credit facilities	(27.0)
Borrowings under trade receivables financing arrangement	42.0
Repayments of trade receivables financing arrangement	(42.0)
Repayments of other financing arrangements	(2.1)
Minimum withholdings paid on behalf of employees for net share settlements, net	(5.1)
Change in cash, cash equivalents and restricted cash due to changes in foreign currency exchange rates	(13.8)

Ending cash, cash equivalents and restricted cash	$203.2

	Debt and Net Debt at
	March 30, 2019	December 31, 2018
Term loan	$135.0	$140.0
5.625% senior notes, due in August 2024	300.0	300.0
5.875% senior notes, due in August 2026	300.0	300.0
Other indebtedness	29.0	37.3
Less: deferred financing fees	(7.7)	(8.0)
Total debt	$756.3	$769.3

Total debt	$756.3	$769.3
Less: cash and equivalents	(202.2)	(213.3)
Net debt	$554.1	$556.0

SPX FLOW, INC. AND SUBSIDIARIES
FREE CASH FLOW RECONCILIATION
(Unaudited; in millions)

	Three months ended		2019
	March 30, 2019	March 31, 2018	Mid-Point Guidance
Net cash from operating activities	$21.8	$15.6	$145
Capital expenditures	(6.9)	(5.2)	(30)
Free cash flow from operations	$14.9	$10.4	$115

SPX FLOW, INC. AND SUBSIDIARIES
ADJUSTED OPERATING INCOME RECONCILIATION
(Unaudited; in millions)

	Three months ended
	March 30, 2019	March 31, 2018
Operating income	$36.8	$33.2
Charges and fees associated with strategic actions	1.1	—
Certain restructuring and other related charges	4.1	—
Adjusted operating income	$42.0	$33.2

SPX FLOW, INC. AND SUBSIDIARIES
ADJUSTED NET INCOME RECONCILIATION
(Unaudited; in millions)

	Three months ended		2019
	March 30, 2019	March 31, 2018	Mid-Point Guidance
Net income attributable to SPX FLOW, Inc.	$19.5	$15.5	$106
Fair value adjustment related to an equity security, net of tax	(4.5)	—	(5)
Certain restructuring and other related charges, net of tax	3.2	—	9
Charges and fees associated with strategic actions, net of tax	0.8	—	—
Adjusted net income attributable to SPX FLOW, Inc.	$19.0	$15.5	$111

SPX FLOW, INC. AND SUBSIDIARIES
EBITDA AND ADJUSTED EBITDA RECONCILIATION
(Unaudited; in millions)

	Three months ended		2019
	March 30, 2019	March 31, 2018	Mid-Point Guidance
Net income attributable to SPX FLOW, Inc.	$19.5	$15.5	$106

Income tax provision	10.7	0.8	43
Interest expense, net	10.7	12.5	42
Depreciation and amortization	13.8	15.1	58
EBITDA	54.7	43.9	249
Certain restructuring and other related charges	4.1	—	13
Charges and fees associated with strategic actions	1.1	—	—
Fair value adjustment related to an equity security	(6.2)	—	(6)
Adjusted EBITDA	53.7	43.9	255
Non-cash compensation expense	3.2	7.5	16
Non-service pension and postretirement related costs	0.2	0.3	1
Interest income	2.0	2.0	8
Loss on asset sales and other, net	0.1	—	—
Other restructuring and other related charges	0.9	2.6	5
Other	0.2	0.2	1
Bank consolidated EBITDA	$60.3	$56.5	$286

SPX FLOW, INC. AND SUBSIDIARIES
ADJUSTED DILUTED EARNINGS PER SHARE RECONCILIATION
(Unaudited)

	Three months ended		2019
	March 30, 2019	March 31, 2018	Mid-Point Guidance
Diluted earnings per share	$0.46	$0.36	$2.47
Fair value adjustment related to an equity security, net of tax	(0.10)	—	(0.10)
Certain restructuring and other related charges, net of tax	0.07	—	0.20
Charges and fees associated with strategic actions, net of tax	0.01	—	—
Adjusted diluted earnings per share	$0.44	$0.36	$2.57